UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Winnie Park as a director of the Company, effective immediately. Ms. Park was appointed to the Board of Directors to fill the vacancy created by the increase in size of the Board, as discussed in Item 5.03 below.

The Board of Directors anticipates naming Ms. Park to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which she will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Ms. Park will be eligible to receive compensation for her service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2020, as adjusted by the Board of Directors from time to time.

There are no arrangements or understandings between Ms. Park and any other person with respect to her appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Park, or any member of her immediate family, had, or will have, a direct or indirect material interest.

On December 3, 2020, the Company also announced that directors Thomas A. Saunders III and Carl P. Zeithaml intend to retire from service on the Board of Directors of the Company effective at the 2021 Annual Meeting of Shareholders. Messrs. Saunders and Zeithaml have served as directors of the Company since 1993 and 2007, respectively.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 3, 2020, in connection with the foregoing events, the Board of Directors of the Company amended the Company’s By-Laws, effective immediately. The amendment revises Article III, Section 2 of the By-Laws to increase the number of directors from twelve (12) to thirteen (13). The complete text of the By-Laws, as amended, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 3, 2020, the Company issued a press release announcing Ms. Park’s appointment as a director of the Company and the intention of Messrs. Saunders and Zeithaml to retire from the Board of Directors of the Company at the 2021 Annual Meeting of Shareholders. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1	By-Laws of Dollar Tree, Inc. (as amended, effective December 3, 2020).
99.1	Press release dated December 3, 2020 issued by Dollar Tree, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: December 3, 2020	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer